Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Announces

Second Quarter 2024 Financial Results

Reports Solid Results with Total Investment Income of $5.4 Million and Net Investment Income of $0.28 Per Share;

Net Asset Value of $33.13 Per Share

Declared a Distribution of $0.33 Per Share for the Third Quarter of 2024

NEW YORK, August 8, 2024 – Logan Ridge Finance Corporation (“Logan Ridge”, “Logan”, “LRFC”, “Company”, “we”, “us” or “our”) (Nasdaq: LRFC) announced today its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•	Total Investment Income increased to $5.4 million for the quarter ended June 30, 2024, from $5.0 million reported for the quarter ended March 31, 2024.

•

Net Investment Income (“NII”) decreased to $0.8 million, or $0.28 per share, for the quarter ended June 30, 2024 as compared to $0.9 million or $0.35 per share reported in the quarter ended March 31, 2024. Net investment income for the current quarter includes $0.3 million, or $0.10 per share, of certain non-recurring incremental professional fees and other expenses.

•	Net asset value decreased to $33.13 per share as of June 30, 2024, from $33.71 per share as of March 31, 2024.

•

Made approximately $1.5 million of investments and had approximately $5.6 million in repayments and sales of investments, resulting in net repayments and sales of approximately $4.1 million during the quarter ended June 30, 2024.

Subsequent Events

•	On August 7, 2024, the Company’s Board of Directors approved a third quarter distribution of $0.33 per share, payable on August 30, 2024 to stockholders of record as of August 22, 2024.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and President of Logan Ridge, said, “I am pleased to announce another solid quarter and half year of financial performance for Logan Ridge. The first half results are highlighted by net deployment of $4.8 million, along with an increase in total investment income during the second quarter of $0.4 million to $5.4 million. The underlying credit performance of our portfolio has remained strong, with no new investments being placed on non-accrual status during the quarter.

Further, the Company’s strong financial position and the outlook for the long-term earnings power of the portfolio has allowed the Board of Directors to approve a dividend of $0.33 per share for the third quarter of 2024.

Looking forward to the second half of 2024, we continue to see attractive opportunities in our pipeline to deploy our available capital. We believe we are well positioned to continue to support the growth of our existing portfolio companies and we will remain opportunistic deployers of capital in the current market environment.”

Selected Financial Information

•	Total investment income for the quarter ended June 30, 2024, increased by $0.1 million, to $5.4 million, compared to $5.3 million for the second quarter of 2023.

•

Total operating expenses for the quarter ended June 30, 2024, increased by $0.3 million, to $4.6 million, compared to $4.3 million for the second quarter of 2023. Total operating expenses for the second quarter of 2024 includes $0.3 million of certain non-recurring incremental professional fees and other expenses.

•

Net investment income for the quarter ended June 30, 2024, was $0.8 million, or $0.28 per share, compared to $1.0 million, or $0.38 per share, for the second quarter of 2023. Net investment income for the quarter ended June 30, 2024 includes $0.3 million, or $0.10 per share, of certain non-recurring incremental professional fees and other expenses.

•	Net asset value as of June 30, 2024, was $88.7 million, or $33.13 per share, compared to $90.2 million, or $33.71 per share, as of March 31, 2024.

•	Cash and cash equivalents as of June 30, 2024, were $4.3 million compared to $8.3 million as of March 31, 2024.

•

The investment portfolio as of June 30, 2024, consisted of investments in 61 portfolio companies with a fair value of approximately $195.6 million. This compares to 62 portfolio companies with a fair value of approximately $200.1 million as of March 31, 2024.

•

Deployment was judicious and prudent during the quarter ended June 30, 2024. During the quarter, the Company made approximately $1.5 million in investments and had $5.6 million in repayments and sales of investments, resulting in net repayments and sales of approximately $4.1 million for the quarter.

•

The debt investment portfolio as of June 30, 2024 represented 80.0% of the fair value of the total portfolio, with a weighted average annualized yield of approximately 11.4% (excluding income from non-accruals and collateralized loan obligations), compared to a debt investment portfolio of approximately 80.8% with a weighted average annualized yield of approximately 11.4% (excluding income from non-accruals and collateralized loan obligations) as of March 31, 2024. As of June 30, 2024, 11.9% of the fair value of the debt investment portfolio was bearing a fixed rate of interest, compared to 11.5% of the fair value of the debt investment portfolio as of March 31, 2024.

•

Non-Accruals: As of June 30, 2024, the Company had debt investments in three portfolio companies on non-accrual status with an amortized cost and fair value of $17.2 million and $10.1 million, respectively, representing 8.5% and 5.2% of the investment portfolio’s amortized cost and fair value, respectively. This compares to debt investments in the same three portfolio companies on non-accrual status with an aggregate amortized cost and fair value of $17.2 million and $10.6 million, respectively, representing 8.3% and 5.3% of the investment portfolio’s amortized cost and fair value, respectively, at March 31, 2024.

•	Asset coverage ratio as of June 30, 2024 was 176%.

Results of Operations

Our operating results for the three and six months ended June 30, 2024 and June 30, 2023 were as follows (dollars in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Total investment income	$5,370	$5,344	$10,373	$10,600
Total expenses	4,620	4,305	8,676	8,488

Net investment income	750	1,039	1,697	2,112
Net realized gain (loss) on investments	(200)	(2,362)	87	(3,868)
Net change in unrealized appreciation (depreciation) on investments	(1,092)	4,563	(417)	4,346
Net realized gain (loss) on extinguishment of debt	(116)	—	(174)	—

Net increase (decrease) in net assets resulting from operations	$(658)	$3,240	$1,193	$2,590

Investment income

The composition of our investment income for the three and six months ended June 30, 2024 and June 30, 2023 was as follows (dollars in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Interest income	$4,635	$4,907	$9,268	$9,675
Payment-in-kind interest	518	319	871	783
Dividend income	17	19	34	33
Other income	200	99	200	109

Total investment income	$5,370	$5,344	$10,373	$10,600

Fair Value of Investments

The composition of our investments as of June 30, 2024 and December 31, 2023, at amortized cost and fair value of investments was as follows (dollars in thousands):

June 30, 2024	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$133,516	65.8%	$125,133	64.0%
Second Lien Debt	9,352	4.6%	8,012	4.1%
Subordinated Debt	26,893	13.3%	23,218	11.9%
Collateralized Loan Obligations	1,770	0.9%	1,596	0.8%
Joint Venture	393	0.2%	407	0.2%
Equity	30,906	15.2%	37,187	19.0%

Total	$202,830	100.0%	$195,553	100.0%

December 31, 2023	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$128,537	65.4%	$124,007	65.4%
Second Lien Debt	8,968	4.6%	7,918	4.2%
Subordinated Debt	26,573	13.5%	23,548	12.4%
Collateralized Loan Obligations	1,600	0.8%	1,600	0.8%
Joint Venture	440	0.2%	450	0.2%
Equity	30,400	15.5%	32,135	17.0%

Total	$196,518	100.0%	$189,658	100.0%

Interest Rate Risk

Based on our consolidated statements of assets and liabilities as of June 30, 2024, the following table shows the annual impact on net income (excluding the potential related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate securities), assuming no changes in our investment and borrowing structure (dollars in thousands):

Basis Point Change	Increase (decrease) in interest income	(Increase) decrease in interest expense	Increase (decrease) in net income
Up 300 basis points	$4,392	$(1,620)	$2,772
Up 200 basis points	2,928	(1,080)	1,848
Up 100 basis points	1,464	(540)	924
Down 100 basis points	(1,464)	540	(924)
Down 200 basis points	(2,928)	1,080	(1,848)
Down 300 basis points	(4,307)	1,620	(2,687)

Conference Call and Webcast

We will hold a conference call on Friday, August 9, 2024, at 11:00 a.m. Eastern Time to discuss the second quarter 2024 financial results. Stockholders, prospective stockholders, and analysts are welcome to listen to the call or attend the webcast.

To access the conference call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the call and use the conference ID 4533143.

A replay of this conference call will be available shortly after the live call through August 16, 2024.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on the Company’s website www.loganridgefinance.com in the Investor Resources section under Events and Presentations. The webcast can also be accessed by clicking the following link: https://edge.media-server.com/mmc/p/wk9wbtnf. The online archive of the webcast will be available on the Company’s website shortly after the call.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. (“MLC”) is an alternative asset management company that is focused on public and private debt securities in the North American market. MLC seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. MLC actively sources, evaluates, underwrites, manages, monitors, and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 3rd Floor

New York, NY 10022

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

Logan Ridge Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of June 30, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $172,733 and $170,972, respectively)	$157,181	$161,880
Affiliate investments (amortized cost of $30,097 and $25,546, respectively)	38,372	27,778

Total investments at fair value (amortized cost of $202,830 and $196,518, respectively)	195,553	189,658
Cash and cash equivalents	4,284	3,893
Interest and dividend receivable	2,017	1,374
Prepaid expenses	1,783	2,163
Other assets	687	—

Total assets	$204,324	$197,088

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $876 and $1,057, respectively)	$49,124	$48,943
2032 Convertible Notes (net of deferred financing costs and original issue discount of $751 and $999, respectively)	11,249	14,001
KeyBank Credit Facility (net of deferred financing costs of $812 and $982, respectively)	52,293	38,571
Management and incentive fees payable	909	869
Interest and financing fees payable	1,092	949
Accounts payable and accrued expenses	996	833
Payable for unsettled trades	—	3,747

Total liabilities	$115,663	$107,913

Commitments and contingencies
NET ASSETS
Common stock, par value $0.01, 100,000,000 shares of common stock authorized, 2,676,062 and 2,674,698 shares of common stock issued and outstanding, respectively	$27	$27
Capital in excess of par value	188,437	188,405
Total distributable loss	(99,803)	(99,257)

Total net assets	$88,661	$89,175

Total liabilities and net assets	$204,324	$197,088

Net asset value per share	$33.13	$33.34

Logan Ridge Finance Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
INVESTMENT INCOME
Interest income:
Non-control/non-affiliate investments	$4,526	$4,773	$9,159	$9,377
Affiliate investments	109	134	109	298

Total interest income	4,635	4,907	9,268	9,675

Payment-in-kind interest and dividend income:
Non-control/non-affiliate investments	476	271	812	687 (1)
Affiliate investments	42	48	59	96

Total payment-in-kind interest and dividend income	518	319	871	783

Dividend income:
Affiliate investments	17	19	34	33

Total dividend income	17	19	34	33

Other income:
Non-control/non-affiliate investments	46	99	46	109
Affiliate investments	154	—	154	—

Total other income	200	99	200	109

Total investment income	5,370	5,344	10,373	10,600

EXPENSES
Interest and financing expenses	2,303	2,236	4,310	4,305
Base management fee	909	946	1,802	1,876
Directors’ expense	175	135	325	270
Administrative service fees	255	224	456	481
General and administrative expenses	978	764	1,783	1,556

Total expenses	4,620	4,305	8,676	8,488

NET INVESTMENT INCOME	750	1,039	1,697	2,112

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on investments:
Non-control/non-affiliate investments	(200)	(2,362)	87	(3,868)

Net realized gain (loss) on investments	(200)	(2,362)	87	(3,868)

Net change in unrealized appreciation (depreciation) on investments:
Non-control/non-affiliate investments	(2,556)	510	(6,460)	(740)
Affiliate investments	1,464	4,053	6,043	5,086

Net change in unrealized appreciation (depreciation) on investments	(1,092)	4,563	(417)	4,346

Total net realized and change in unrealized gain (loss) on investments	(1,292)	2,201	(330)	478

Net realized loss on extinguishment of debt	(116)	—	(174)	—

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(658)	$3,240	$1,193	$2,590

NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC	$(0.25)	$1.20	$0.45	$0.96
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC	2,676,018	2,703,871	2,677,187	2,707,399
NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – DILUTED	$(0.25)	$1.07	$0.45	$0.94
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – DILUTED	2,676,018	3,243,374	2,677,187	3,246,902
DISTRIBUTIONS PAID PER SHARE	$0.33	$0.22	$0.65	$0.40

(1)	During the six months ended June 30, 2023, the Company received $0.2 million of non-recurring income that was paid-in-kind and included in this financial statement line item.